Exhibit 10.14

ESCROW AGREEMENT

This Escrow Agreement is made and entered into as of the          day of                     , 2015, by and among ViewTrade Securities, Inc., a Delaware corporation (the “Placement Agent”), CHINA CUSTOMER RELATIONS CENTERS, INC., a British Virgin Islands company (the “Company”) JISHAN SUN, NORTHNEW MANAGEMENT LIMITED, a Seychelles limited liability company, WISTRON INTERNATIONAL LIMITED, a Hong Kong limited liability company, TELECARE GLOBAL SERVICES LIMITED, a British Virgin Islands limited liability company, TAI SHAN INVESTMENTS LIMITED, a British Virgin Islands limited liability company, ZHIWEI QIAO, JINGRONG JIANG, FENGJIAO HUANG (collectively the “Selling Stockholders”) and SUNTRUST BANK, N.A. (the “Escrow Agent”).

R E C I T A L S:

A. The Company proposes to sell a minimum of 2,000,000 ordinary shares and a maximum of 2,400,000 ordinary shares the Company shares of the Company at a price between $             and              per share on a “best efforts, minimum/maximum” basis and the Selling Stockholders propose to sell a minimum of 2,000,000 ordinary shares and a maximum of 2,400,000 ordinary shares (the “Selling Stockholder Shares” and collectively with the Company Shares) the “Shares”) of the Company at a price between $             and $             per share on a “best efforts,” minimum/maximum basis (the “Offering”).

B. The Company and Selling Stockholders have retained the Placement Agent, as agent for the Company and Selling Stockholders to sell the Shares in the Offering, and the Placement Agent has agreed to sell the shares in the Offering as the Company and Selling Stockholders agent.

C. The Escrow Agent is willing to hold the proceeds of the Offering in escrow pursuant to this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained in this Agreement, it is hereby agreed as follows:

1. Establishment of the Escrow Agent. Contemporaneously herewith, the parties have established a non-interest-bearing account with the Escrow Agent, which escrow account is entitled “China Custom Relations Centers, Inc., IPO Escrow Account” (the “Escrow Account”). The Placement Agent will transfer funds directly to the Escrow Agent as directed by its customers and will instruct other purchasers of the Shares to make checks payable to “SunTrust Bank – China Customer Relations Centers, Inc., IPO Escrow Account.”

2. Escrow Period. The escrow period (the “Escrow Period”) shall begin with the commencement of the Offering and shall terminate upon the earlier to occur of the following dates:

(a) the date on which the Escrow Agent confirms that it has received in the Escrow Account gross proceeds of $            , representing the funds necessary to purchase the Shares (the “Investment Amount”);

(b)                     , 2015; or

(c) the date on which the Placement Agent, the Selling Stockholders and the Company notify the Escrow Agent in writing that the Offering has been terminated.

During the Escrow Period, the Company and Selling Stockholders are aware and understand that they are not entitled to any funds received into escrow and no amounts deposited in the Escrow Account shall become the property of the Company, the Selling Stockholders or any other entity, or be subject to the debts of the Company, the Selling Stockholders or any other entity.

3. Deposits into the Escrow Account. The Placement Agent agrees that it shall deliver to the Escrow Agent for deposit in the Escrow Account all monies received from purchasers of the Shares by noon of the next business day after receipt together with a written account of each sale, which account shall set forth, among other things, (i) the purchaser’s name and address, (ii) the number of Shares purchased by the purchaser, (iii) the amount paid therefor by the purchaser, (iv) whether the consideration received from the purchaser was in the form of a check, draft or money order, and (v) the purchaser’s social security or tax identification number. The Escrow Agent agrees to hold all monies so deposited in the Escrow Account (the “Escrow Amount”) for the benefit of the parties hereto until authorized to disburse such monies under the terms of this Agreement.

4. Disbursements from the Escrow Account. In the event the Escrow Agent has not received the Investment Amount prior to the termination of the Escrow Period, or if the Placement Agent, the Selling Stockholder) and the Company notify the Escrow Agent that the Offering has been terminated, the Escrow Agent shall promptly refund to each purchaser the amount received from the purchaser, without deduction, penalty, or expense to the purchaser, and the

Escrow Agent shall notify the Company, the Selling Stockholder and the Placement Agent of its distribution of the funds. The purchase money returned to each purchaser shall be free and clear of any and all claims of the Company, Selling Stockholders or any of their creditors.

In the event the Escrow Agent has received the Investment Amount prior to termination of the Escrow Period, on the Closing Date (as defined in Section 8), the Escrow Agent shall disburse the Escrow Amount pursuant to the provisions of Section 6, provided, however, in no event will the Escrow Amount be released to the Company or Selling Stockholders until such amount is received by the Escrow Agent in collected funds. For purposes of this Agreement, the term “collected funds” shall mean all funds, including fed funds, received by the Escrow Agent which have cleared normal banking channels.

5. Collection Procedure.

(a) The Escrow Agent is hereby authorized to deposit each check in the Escrow Account.

(b) In the event any check paid by a purchaser and deposited in the Escrow Account shall be returned, the Escrow Agent shall notify the Placement Agent by telephone of such occurrence and advise it of the name of the purchaser, the amount of the check returned, and any other pertinent information. The Escrow Agent shall then transmit the returned check directly to the purchaser and shall transmit the statement previously delivered by the Placement Agent relating to such purchase to the Placement Agent.

(c) If the Company or Selling Stockholders reject any purchase of Shares for which the Escrow Agent has already collected funds, the Escrow Agent shall promptly issue a refund check to the rejected purchaser. If the Placement Agent rejects any purchase for which the Escrow Agent has not yet collected funds but has submitted the purchaser’s check for collection, the Escrow Agent shall promptly issue a check in the amount of the purchaser’s check to the rejected purchaser after the Escrow Agent has cleared such funds. If the Escrow Agent has not yet submitted a rejected purchaser’s check for collection, the Escrow Agent shall promptly remit the purchaser’s check directly to the purchaser.

6. Delivery of Escrow Account.

(a) Prior to the Closing (as defined in Section 8 of this Agreement), the Placement Agent, the Company and the Selling Stockholders shall provide the Escrow Agent with a statement, executed by each party, containing the following information:

(i) The total number of Shares sold by the Placement Agent directly to purchasers and a list of each purchaser, and the number of Shares purchased by such purchaser, and specification of the manner in which the Shares should be issued; and

(ii) A calculation by the Placement Agent, the Company and the Selling Stockholders as to the manner in which the Escrow Account should be distributed to the Company, the Selling Stockholders and the Placement Agent and in the event of oversubscription or rejection of certain purchasers, the aggregate amount to be returned to individual purchasers and a listing of the exact amount to be returned to each such purchaser.

The Escrow Agent shall hold the Escrow Account and distribute it in accordance with the above-described statement on the date of Closing or such later date that it receives the above-described statement.

(b) Upon termination of the Offering by the Company, the Selling Stockholders or the Placement Agent for any reason, the Escrow Agent shall return to the purchasers who contributed to the Escrow Account the exact amount contributed by them.

7. Investment of Escrow Account. The Escrow Agent shall deposit funds received from purchasers in the Escrow Account, which shall be a non-interest-bearing bank account at SunTrust Bank.

8. Closing Date. The “Closing” shall be the date of closing of the Offering, and the “Closing Date” shall be the date on or subsequent to the date on which the Escrow Agent has received the Investment Amount that is designated to the Escrow Agent by the Placement Agent and the Company as the Closing Date.

9. Compensation of Escrow Agent. The Company and Selling Stockholders shall pay the Escrow Agent a fee for its services hereunder in an amount equal to                                          Dollars ($            ), which amount shall paid on the Closing Date. In the event the Offering is canceled for any reason, the Company and Selling Stockholders shall pay the Escrow Agent its fee within ten (10) days after the Escrow Amount is refunded to purchasers. No such fee or any other monies whatsoever shall be paid out of or chargeable to the funds on deposit in the Escrow Account.

10. Disbursement into Court. If, at any time, there shall exist any dispute between the Company, the Selling Stockholders, the Placement Agent and/or the purchasers with respect to the holding or disposition of any portion of the Escrow Amount or any other obligations of the Escrow Agent hereunder, or if at any time the Escrow Agent is unable to determine, to the Escrow Agent’s sole satisfaction, the proper disposition of any portion of the Escrow Amount or the Escrow Agent’s proper actions with respect to its obligations hereunder, or if the Company, the Selling Stockholders and the Placement Agent have not within 30 days of the furnishing by the Escrow Agent of a notice of resignation appointed a successor Escrow Agent to act hereunder, then the Escrow Agent may, in its sole discretion, take either or both of the following actions:

(a) suspend the performance of any of its obligations under this Escrow Agreement until such dispute or uncertainty shall be resolved to the sole satisfaction of the Escrow Agent or until a successor Escrow Agent shall have been appointed (as the case my be); provided however, that the Escrow Agent shall continue to hold the Escrow Amount in accordance with Section 7 hereof; and/or

(b) petition (by means of an interpleader action or any other appropriate method) any court of competent jurisdiction in Richmond, Virginia, for instructions with respect to such dispute or uncertainty, and pay into court all funds held by it in the Escrow Account for holding and disposition in accordance with the instructions of such court.

The Escrow Agent shall have no liability to the Company, the Selling Stockholders, the Placement Agent or any other person with respect to any such suspension of performance or disbursement into court, specifically including any liability or claimed liability that may arise, or be alleged to have arisen, out of or as a result of any delay in the disbursement of funds held in the Escrow Account or any delay in or with respect to any other action required or requested of the Escrow Agent.

11. Duties and Rights of the Escrow Agent. The foregoing agreements and obligations of the Escrow Agent are subject to the following provisions:

(a) The Escrow Agent’s duties hereunder are limited solely to the safekeeping of the Escrow Account in accordance with the terms of this Agreement. It is agreed that the duties of the Escrow Agent are only such as herein specifically provided, being purely of a ministerial nature, and the Escrow Agent shall incur no liability whatsoever except for negligence, willful misconduct or bad faith.

(b) The Escrow Agent is authorized to rely on any document believed by the Escrow Agent to be authentic in making any delivery of the Escrow Account or the certificates representing the Shares. It shall have no responsibility for the genuineness or the validity of any document or any other item deposited with it and it shall be fully protected in acting in accordance with this Agreement or instructions received.

(c) The Company, Selling Stockholders and the Placement Agent hereby waive any suit, claim, demand or cause of action of any kind which they may have or may assert against the Escrow Agent arising out of or relating to the execution or performance by the Escrow Agent of this Agreement, unless such suit, claim, demand or cause of action is based upon the gross negligence, willful misconduct, or bad faith of the Escrow Agent.

12. Notices. It if further agreed as follows:

(a) All notices given hereunder will be in writing, served by registered or certified mail, return receipt requested, postage prepaid, or by hand-delivery, to the parties at the following addresses:

to the Company:

China Customer Relations Centers, Inc.

1366 Zhongtianmen Dajie

Xinghuo Science and Technology Park

High-tech Zone, Taian City

Shandong Province

People’s Republic of China 271000

Attention: Gary Wang, Chief Executive Officer

to the Placement Agent:

ViewTrade Securities, Inc.

7280 West Palmetto Park Rd., Suite 105

Boca Raton, FL 33433

Attention: Doug Aguilla

to the Selling Stockholders:

1366 Zhongtianmen Dajie

Xinghuo Science and Technology Park

High-tech Zone, Taian City

Shandong Province

People’s Republic of China 271000

with copy to:

Haneberg, PLC

310 Granite Ave.

Richmond, Virginia 23226

Attention: Bradley A. Haneberg, Esq.

to the Escrow Agent:

SunTrust Bank, N.A.

919 East Main Street

7th Floor

Richmond, Virginia 23219

Attention: Matthew Ward

13. Miscellaneous.

(a) This Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns.

(b) If any provision of this Agreement shall be held invalid by any court of competent jurisdiction, such holding shall not invalidate any other provision hereof.

(c) This Agreement shall be governed by the applicable laws of the Commonwealth of Virginia.

(d) This Agreement may not be modified except in writing signed by the parties hereto.

(e) All demands, notices, approvals, consents, requests and other communications hereunder shall be given in the manner provided in this Agreement.

(f) This Agreement may be executed in one or more counterparts, and if executed in more than one counterpart, the executed counterparts shall together constitute a single instrument.

[China Customer Relations Centers, Inc. Escrow Agreement Execution Page Follows]

[China Customer Relations Center, Inc. Escrow Agreement Execution Page]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their respective names, all as of the date first above written.

VIEWTRADE SECURITIES INC.

By:
Doug Aguilla
Director, Investment Banking

CHINA CUSTOMER RELATIONS CENTER, INC.

By:
Name:	Gary Wang
Title:	Chief Executive Officer

SUNTRUST BANK, N.A.

By:
Name:
Title:	Trust Officer

JISHAN SUN

NORTHNEW MANAGEMENT LIMITED

By:
Name:	Zhentao Jiang
Title:	Managing Member

WISTRON INTERNATIONAL LIMITED

By:
Name:	Weiwei Wang
Title:	Managing Member

TELECARE GLOBAL SERVICES LIMITED

By:
Name:	Jishan Sun
Title:	Managing Member

TAI SHAN INVESTMENTS LIMITED

By:
Name:	Cheng Lin
Title:	Managing Member

ZHIWEI QIAO

JINGRONG JIANG

FENGJIAO HUANG

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